EXHIBIT 99.1

Form of

Separation Agreement And Release

It is hereby agreed by and between Martin Diedrich (“Employee”) and Diedrich Coffee, Inc. (“Employer”) as follows:

1. Termination of Employment. Employee acknowledges that his at-will employment with Employer has been terminated, effective October 28, 2004, and that he will perform no further duties, functions or services for Employer. Employee agrees that, in consideration for this Agreement, he will not seek reelection to the Employer’s Board of Directors.

2. Payment of Moneys Owed. Employee acknowledges that Employer has paid all remuneration owed to him as a result of his employment with Employer, including but not limited to his salary through October 28, 2004, all accrued vacation pay through October 28, 2004, and all business expenses, if any, incurred by Employee as a result of his employment with Employer. Additionally, Employee has outstanding options to purchase shares of the Employer’s common stock that are governed by the terms of the Diedrich Coffee, Inc. 2000 Equity Incentive Plan, including, but not limited to, Section 6.1(e) of the Plan which provides that such options will expire and become unexercisable 30 days after the date of termination of employment.

3. Transition Payment. Employer agrees to pay Employee:

(a) A transition payment of Three Thousand One Hundred Sixty-nine Dollars and Twenty-three Cents ($3,169.23) per week, less statutory required deductions — until June 30, 2005, paid out on a biweekly basis. These payments will begin seven (7) days after the Employee executes this Agreement;

(b) Employee acknowledges receipt of a Notice of Right to Elect Continuation Coverage, by which he may elect, within sixty (60) days of his termination date, continued coverage under Employer’s medical plan pursuant to COBRA. Employer will pay it’s share of the COBRA premiums until June 30, 2005 (consistent with the amount paid by Employer immediately prior to this Agreement), provided that Employee elects COBRA coverage and is not covered under another plan. Payment of this premium by Employer is subject to termination at such time as Employee becomes eligible to receive medical and/or dental benefits due to employment by a new employer or as otherwise provided by COBRA;

(c) Employer will not contest any right Employee may have to unemployment benefits.

4. Acknowledgment of Full Payment. Employee acknowledges that the payments and arrangements described in paragraphs 2 and 3 above shall constitute full and complete satisfaction of any and all amounts properly due and owing to Employee as a result of his employment with Employer and/or the termination of that employment, and that in the absence of this Agreement, Employee would not be entitled to, among other things, the payments and arrangements specified in paragraphs 3 above.

5. Taxation. Employee acknowledges and agrees that Employee shall bear responsibility for his own tax liability as defined by federal and state law. Employee agrees that he shall pay any local, state, or federal income taxes, penalties, or assessments that he incurs as a result of the money paid to him pursuant to this Agreement. In the event Employer is required to pay, on Employee’s behalf, any such taxes, fines, penalties or assessments, Employee agrees to hold Employer harmless and indemnify Employer in full for any payments which are Employee’s responsibility under federal or state law.

6. Covenants.

(a) Employee’s Post-Employment Actions. Employer acknowledges that, after his termination of employment, Employee intends to open several coffeehouses in Orange County, California. In doing so, Employee will be subject to and agrees not to violate the provisions of this Agreement (including, without limitation, Sections 6 and 7 hereof) or any other restrictions to which he is subject.

(b) Non-Disclosure of Trade Secrets. In consideration for the other provisions of this Agreement, Employee acknowledges and agrees:

(i) That he has not revealed and subsequent to the execution of this Agreement he will not at any time reveal, either directly or indirectly, to any person, company, business, firm or corporation, nor use for his own purposes, any trade secret, proprietary information or any confidential information about Employer, its service, its customers, or its methods of doing business; nor, within a year from the date of this agreement, will he attempt to induce, directly or indirectly, any present or future employee of Employer to abandon his employment with Employer and commence employment with any other employer. Employee also hereby acknowledges that the provisions of this paragraph are necessary and reasonable.

(ii) For the purposes of this paragraph, it is understood that the term “Employer” includes all operations and profit centers of Employer and/or its respective parents, subsidiaries and affiliates.

(c) Employee’s Signature. Employer acknowledges that Employee’s signature appears on some of the Employer’s retail packaging. Employer agrees to exhaust the current inventory of retail packaging with Employee’s signature and will no longer use such retail packaging after the earlier of November 30, 2006 or the date such inventory has been exhausted.

7. Non-disparagement. In further consideration for the foregoing, Employee and Employer agree not make any comments relating to the other or their employees which are critical, derogatory or which may tend to injure the business of the Employer or Employee.

8. Release. In further consideration for the foregoing, Employee and Employer hereby release and discharge each other and their respective parents, subsidiaries and affiliates, and each of their and their respective directors, officers, agents, servants and employees, past and present, and each of them (collectively referred to as “Releasees”), from any and all claims, demands, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, which Employee now owns or holds or has at any time heretofore owned or held as against said Releasees; and without limiting the generality of the foregoing, release and discharge any and all claims, demands, agreements, obligations and causes of action, known or unknown by Employee or Employer, arising out of or in any way connected with any transactions, occurrences, acts or omissions occurring prior to the date hereof regarding Employee’s employment relationship with Employer and/or the termination of that employment. This release pertains to, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination (including but not limited to claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, and/or the California Fair Employment and Housing Act) and/or claims arising out of any legal restrictions upon Employer’s right to terminate Employee’s employment, except that this Release shall not include Employee’s rights to indemnification under Labor Code Section 2802.

9. Waiver. Section 1542 of the Civil Code of the State of California provides, generally, that a release does not extend to unknown claims. Specifically, Section 1542 of the Civil Code of the State of California states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

For the purposes of implementing a full and complete release and discharge of Releasees, Employee and Employer expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California and acknowledge that this Agreement is intended to include and discharge all claims which Employee or Employer does not know or suspect to exist at the time of execution of this Agreement.

10. No Filings. Unless otherwise prohibited by law, Employee agrees that he will not initiate any suit or action before any federal, state or local judicial or administrative forum with respect to any matter arising out of or connected with his employment by Employer and/or the termination of that employment, and that, without subpoena, he will, at Employer’s request, testify in any judicial or administrative proceedings to which Employer is a party with respect to any matter involving the affairs of Employer of which he has knowledge. Employer shall pay

Employee an hourly rate of $77 per hour consulting fee for his time spent in connection with such proceedings plus any out of pocket expenses that are pre-approved by Employer.

11. Confidentiality. Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential, and that he will not disclose any information concerning this Agreement to any third person, including, but not limited to, any past or present employee of Employer, except as may be required by law. Employee acknowledges that it is difficult or impossible to accurately determine the actual damages which would be suffered in the event this paragraph is breached. Therefore, Employee agrees that, if this paragraph is breached by Employee or any agent of Employee, Employer shall be entitled to injunctive relief, liquidated damages in the amount of Five Thousand Dollars ($5,000.00), and all attorneys’ fees incurred in enforcing this provision at trial and on appeal, in addition to any other relief allowed by law.

12. No Representation. Employee represents and acknowledges that in executing this Agreement he does not rely and has not relied on any representation or statement by any of the Releasees or by any of the Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

13. Binding Agreement. This Agreement shall be binding upon Employee and his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.

14. Governing Law. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed under the laws of the State of California. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

15. Separability. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement.

16. Consideration Period. Employee acknowledges that he has been advised by Employer that he is entitled to a period of at least twenty-one (21) days within which to consider this Agreement before signing it, if he wishes. Employee expressly acknowledges that he has taken sufficient time to consider this Agreement before signing it.

17. Individual Agreement. This Agreement has been individually negotiated and is not part of a group exit incentive or other termination program.

18. Revocation Period. This Agreement will not become effective or binding on the parties until seven (7) days after it is signed, during which time Employee may revoke this Agreement if he wishes to do so. Any revocation must be in writing and directed to Matt Kimble, Vice President, Human Resources, Diedrich Coffee, Inc., 28 Executive Park, Suite 200, Irvine, California 92614.

19. Voluntary Agreement. Employee acknowledges that he is fully aware of his right to discuss any and all aspects of this matter with an attorney of his choice, that Employer has advised him of that right, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

20. Entire Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties, pertaining to Employee’s employment and the termination of his employment.

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PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executed at Irvine, California, this 28th day of October, 2004.

Martin Diedrich

Executed at Irvine, California, this 28th day of October, 2004.

DIEDRICH COFFEE, INC.

By
Matt Kimble
Vice President, Human Resources